                                                                      Exhibit 11
                          HARRAH'S ENTERTAINMENT, INC.
                       COMPUTATIONS OF PER SHARE EARNINGS


                                                        Third Quarter Ended                           Nine Months Ended
                                                 ----------------------------------         ----------------------------------
                                                   Sept. 30,            Sept. 30,            Sept. 30,             Sept. 30,
                                                     1998                 1997                 1998                  1997
                                                 ------------          ------------         ------------          ------------
Income before extraordinary losses               $ 44,202,000          $ 52,889,000         $106,124,000          $ 95,373,000
Extraordinary losses, net                                  --                    --          (18,280,000)           (8,134,000)
                                                 ------------          ------------         ------------          ------------
Net income                                       $ 44,202,000          $ 52,889,000         $ 87,844,00           $ 87,239,000
                                                 ------------          ------------         ------------          ------------
                                                 ------------          ------------         ------------          ------------
BASIC EARNINGS PER SHARE
Weighted average number of common
  shares outstanding                              100,271,071           100,038,685          100,203,599           100,793,711
                                                 ------------          ------------         ------------          ------------
                                                 ------------          ------------         ------------          ------------
BASIC EARNINGS PER COMMON SHARE
    Income before extraordinary losses           $       0.44          $       0.53         $       1.06          $       0.95
    Extraordinary losses, net                              --                    --                (0.18)                (0.08)
                                                 ------------          ------------         ------------          ------------
        Net Income                               $       0.44          $       0.53         $       0.88          $       0.87
                                                 ------------          ------------         ------------          ------------
                                                 ------------          ------------         ------------          ------------
DILUTED EARNINGS PER SHARE
Weighted average number of common
  shares outstanding                              100,271,071           100,038,685          100,203,599           100,793,711
    Additional shares based on
      average market price for
      period applicable to:
        Restricted stock                              206,668               152,580              259,674                55,551
        Stock options                                 433,187               643,454              815,086               517,570
                                                 ------------          ------------         ------------          ------------
Average number of common and
  common equivalent shares
  outstanding                                     100,910,926           100,834,719          101,278,359           101,366,832
                                                 ------------          ------------         ------------          ------------
                                                 ------------          ------------         ------------          ------------
DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARES
    Income before extraordinary
      losses                                     $       0.44          $       0.52         $       1.05          $       0.94
    Extraordinary losses, net                              --                    --                (0.18)                (0.08)
                                                 ------------          ------------         ------------          ------------
    Net income                                   $       0.44          $       0.52         $       0.87          $       0.86
                                                 ------------          ------------         ------------          ------------
                                                 ------------          ------------         ------------          ------------












                                      -56-